EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT
                              --------------------


         AGREEMENT, dated as of July 19, 2004, between PROTOCALL TECHNOLOGIES INCORPORATED, a New York corporation (including any successor, the "Company"), and Bruce Newman (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company desires to retain the services of the Executive and to that end desires to enter into a contract of employment with him / her, upon the terms and conditions herein set forth; and

         WHEREAS, the Executive desires to be employed by the Company upon such terms and conditions; NOW, THEREFORE, in consideration of the premises and of the mutual benefits and covenants contained herein, the parties hereto, intending to be bound, hereby agree as follows:

1.   APPOINTMENT AND TERM
     --------------------

         Subject to the terms hereof, the Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, all in accordance with the terms and conditions set forth herein, for a five-year period commencing on the closing date of the Company's proposed reverse merger and concurrent private placement (the "Commencement Date"), unless the parties mutually agree in writing upon a later date.

2.   DUTIES
     ------

         (a) During the term of this Agreement, the Executive shall be employed as a senior Executive officer of the Company, and shall, unless prevented by incapacity, devote all of his / her business time, attention and ability during normal corporate office business hours to the discharge of his / her duties hereunder and to the faithful and diligent performance of such duties and the exercise of such powers as may be assigned to or vested in him by the Board of Directors of the Company (the "Board"). The Executive shall obey the lawful directions of the Board and shall use his / her diligent efforts to promote the interests of the Company and to maintain and promote the reputation thereof. (b) The Executive shall not during his / her term of employment (except as a representative of the Company or with the consent in writing of the Board) be directly or indirectly engaged or concerned or interested in any other business activity, except through ownership of an interest of not more than 2% in any entity that does not compete with the Company, provided it does not impair the ability of the Executive to discharge fully and faithfully his / her duties hereunder. (c) Notwithstanding the foregoing provisions, the Executive shall be entitled to serve in various leadership capacities in civic, charitable and professional organizations. The Executive recognizes that his / her primary and paramount responsibility is to the Company. (d) The Executive shall be based in Suffolk County, New York, except for required travel on the Company's business.

3.   REMUNERATION
     ------------

         (a) As compensation for his / her services pursuant hereto, the Executive shall be paid a base salary, as adjusted pursuant to the Company's annual review, during his / her employment hereunder at the annual rate of $195,000.

         (b) The Executive shall be eligible to receive incentive compensation, subject to the Company meeting specified financial and operating milestones as determined by the Board. Within 90 days after the Commencement Date, the Board shall have provided the milestones, which will permit the Executive to earn incentive compensation.

         (c) The Executive shall receive stock options to purchase shares of common stock as determined by the Board and, if there is a Change of Control (as such term is defined in Section 7(g) hereof), any unvested options held by Executive under 3 (c) shall vest immediately.

         (d) Except as provided above in Sections 3 (a), (b) and (c) and in Sections 4, 5 and 7 hereof, the Company shall not be obligated to provide any additional compensation, remuneration or other payments to the Executive although the Company, as determined by the Board, reserves its right to do so.

         (e) The Company shall have no obligation actually to utilize the Executive's services; if the Company elects not to use the Executive's services at any time, the Company's obligations to the Executive shall be satisfied, in all respects, by the payment to the Executive of a severance allowance based on the Executive's length of employment with the Company (including its predecessor) as of the date of such termination in accordance with Schedule A hereto, at the Executive's then current compensation provided in Section 3(a), less applicable taxes and social security deductions required to be withheld, on the same payroll schedule as if the Executive were still so employed, plus the continuation of benefits under Section 4 through the end of the month of termination.

         (f) During such remaining term of employment, the Executive shall be entitled to seek other employment provided that such employment would not violate the terms of this Agreement, including Sections 8 and 9 hereof; and the seeking of such employment shall not be deemed a violation of this Agreement. Notwithstanding the foregoing, the above payments to the Executive shall not be reduced or offset by any compensation whatsoever received by the Executive from any other permitted employment of the Executive.

4.   HEALTH INSURANCE AND OTHER FRINGE BENEFITS
     ------------------------------------------

         The Executive shall be entitled to participate in regular employee fringe benefit programs to the extent such programs are offered by the Company to its executive employees, including, but not limited to, medical, and hospitalization insurance that are substantially consistent with the programs of the Company in effect prior to the Commencement Date.

5.   VACATION
     --------

         The Executive shall be entitled to three weeks of vacation (in addition to the usual national holidays) during each contract year of this Agreement during which he serves hereunder consistent with the Company's standard policies and procedures for executive employees of the Company at his / her level. Such vacation shall be taken at such time or times as will be mutually agreed between the Executive and the Company. Vacation not taken during a calendar year may not be carried forward and will not be paid out.

6.   REIMBURSEMENT FOR EXPENSES
     --------------------------

         The Executive shall be reimbursed for reasonable documented business expenses incurred in connection with the business of the Company in accordance with practices and policies established by the Company.

7.   TERMINATION
     -----------

         (a) This Agreement shall terminate in accordance with the terms of
Section 7(b) hereof; provided, however, that such termination shall not affect the obligations of the Executive pursuant to the terms of Sections 8 and 9.

         (b) This Agreement shall terminate on the Expiration Date; or as follows:

                (i) Upon the written notice to the Executive by the Company at any time, because of (w) the willful and material malfeasance, dishonesty or habitual drug or alcohol abuse by the Executive related to or affecting the performance of his / her duties, (x) the Executive's continuing and intentional breach, non-performance or non-observance of any of the terms or provisions of this Agreement, but only after notice by the Company of such breach, nonperformance or nonobservance and the failure of the Executive to cure such default as soon as practicable (but in any event within ten (10) days following written notice from the Company), (y) the conduct by the Executive which the Board in good faith determines



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


could reasonably be expected to have a material adverse effect on the business, assets, properties, results of operations, financial condition, personnel or prospects of the Company (within each category, taken as a whole), but only after notice by the Company of such conduct and the failure of the Executive to cure same as soon as practicable (but in any event within ten (10) days following written notice from the Company), or (z) upon the Executive's conviction of a felony, any crime involving moral turpitude (including, without limitation, sexual harassment) related to or affecting the performance of his / her duties or any act of fraud, embezzlement, theft or willful breach of fiduciary duty against the Company.

                (ii) In the event the Executive, by reason of physical or mental disability, shall be unable to perform the services required of him hereunder for a period of more than 60 consecutive days, or for more than a total of 90 non-consecutive days in the aggregate during any period of twelve (12) consecutive calendar months, on the 61st consecutive day, or the 91st day, as the case may be. The Executive agrees, in the event of any dispute under this
Section 7(b)(ii), and after written notice by the Board, to submit to a physical examination by a licensed physician practicing in the state of the Executive's primary residence selected by the Board, and reasonably acceptable to the Executive.

                (iii) In the event the Executive dies while employed pursuant hereto, on the 61st day following the day in which his / her death occurs.

         (c) If this Agreement is terminated pursuant to Section 7(b), the Company will have no further liability to the Executive after the date of termination including, without limitation, the compensation and benefits described herein and the award of any unvested options; provided that, (i) in the case of termination pursuant to Section 7(b)(ii), the Executive will receive his / her then current salary until such time (but not more than 120 days after such disability) as payments begin under any disability insurance plan of the Executive, and (ii) in the case of termination pursuant to Section 7(b)(i), all unexercised options held by the Executive as of the date of the termination notice referred to therein will be canceled.

         (d) In the event the Company chooses not to enter into any agreement or amendment extending the Executive's employment beyond the Expiration Date, the Company agrees to provide Executive at least 60 days prior written notice of such determination (which notice may be given either prior to or after such Expiration Date, but if notice is given any later than 60 days prior to the Expiration Date, then the term of this Agreement shall be extended until the date which is 60 days after the date such notice is given), during which time the Executive may seek alternative employment while still being employed by the Company.

         (e) Without cause, the Company may terminate this agreement at any time upon 10 days written notice to the Employee. If the Company requests, the Employee will continue to perform his/her duties and may be paid his/her regular salary up to the date of termination. In addition, the Company will pay the Employee a severance allowance based on Executive's length of employment with Company and its predecessors as of the date of such termination as further detailed on Schedule A less taxes and social security required to be withheld on the same payroll schedule as if the Employee was still employed provided, however, that if the Company is deemed insolvent, such severance payments may be delayed as and when cash flow reasonably permits. Medical benefits will be provided through the end of the month of termination.

         (f) Without cause, the Employee may terminate employment upon written notice as further detailed on Schedule A to the Company. Employee may be required to perform his / her duties and will be paid the regular salary to date of termination but shall not receive severance allowance.

         (g) If there is a Change of Control (as defined below), and subsequent thereto the Executive's employment with the Company terminates at any time within six months after such Change of Control for reasons other than as provided in Section 7(b)(i), then the Executive shall be paid pursuant to Schedule A, and in addition pursuant to this Agreement an amount for the period remaining between the date of such termination and the six-month anniversary of the Change of Control at the Executive's then current compensation (pursuant to Section 3(a)) at the date of termination (unless the Executive is otherwise paid for such period pursuant to Section 15(c) hereof, or otherwise). Notwithstanding the foregoing, the above payment to the Executive upon a Change of Control shall be reduced or offset by any compensation whatsoever received by the Executive from any other permitted employment of the Executive. A Change of Control shall be deemed to have occurred at such time as any person, other than the Company, its existing shareholders or any of its or their affiliates on the date hereof, purchases the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the combined voting power of voting securities then ordinarily having the right to vote for directors of the Company.



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


8.   CONFIDENTIAL INFORMATION
     ------------------------

         (a) The Executive covenants and agrees that he will not at any time during the continuance of this Agreement or at any time thereafter (i) print, publish, divulge or communicate to any person, firm, corporation or other business organization (except in connection with the Executive's employment hereunder) or use for his / her own account any secret or confidential information relating to the business of the Company (including, without limitation, information relating to any customers, suppliers, employees, products, services, formulae, technology, know-how, trade secrets or the like, financial information or plans) or any secret or confidential information relating to the affairs, dealings, projects and concerns of the Company, both past and planned (the "Confidential Information"), which the Executive has received or obtained or may receive or obtain during the course of his / her employment with the Company (whether or not developed, devised or otherwise created in whole or in part by the efforts of the Executive), or (ii) take with him, upon termination of his / her employment hereunder, any information in paper or document form or on any computer-readable media relating to the foregoing. The term "Confidential Information" does not include information which is or becomes generally available to the public other than as a result of disclosure by the Executive or which is generally known in the Business of the Company (as such term is defined in Section 9(a)). The Executive further covenants and agrees that he shall retain the Confidential Information received or obtained during such service in trust for the sole benefit of the Company or its successors and assigns.

         (b) The term Confidential Information as defined in Section 8(a) hereof shall include information obtained by the Company from any third party under an agreement including restrictions on disclosure known to the Executive.

         (c) In the event that the Executive is requested pursuant to subpoena or other legal process to disclose any of the Confidential Information, the Executive will provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with
Section 8 of this Agreement. In the event that such protective order or other remedy is not obtained or that the Company waives compliance with the provisions of Section 8 of this Agreement, the Executive will furnish only that portion of the Confidential Information which is legally required.

9.   RESTRICTIONS DURING EMPLOYMENT AND FOLLOWING TERMINATION
     --------------------------------------------------------

         (a) The Executive shall not, anywhere within the United States, during his / her employment hereunder, without the prior written consent of the Company, directly or indirectly, and whether as principal, agent, officer, director, partner, employee, consultant, broker, dealer or otherwise, alone or in association with any other person, firm, corporation or other business organization, carry on, or be engaged, have an interest in or take part in, or render services to any person, firm, corporation or other business organization (other than the Company) engaged in a business which is competitive with all or part of the Business of the Company. The term "Business of the Company" shall mean developing and marketing a proprietary system which enables retailers to produce fully packaged digital media, on demand, at their stores and at their website fulfillment centers and other types of activities then being performed or contemplated by the Company and known to the Executive.

         (b) The Executive shall not, for a period of one (1) year after termination of his / her employment hereunder, either on his / her own behalf or on behalf of any other person, firm, corporation or other business organization, endeavor to entice away from the Company any person who, at any time during the continuance of this Agreement, was an employee of the Company.

         (c) The Executive shall not, for a period of one (1) year after termination of his / her employment hereunder, either on his / her own behalf or on behalf of any other person, firm, corporation or other business organization, solicit or direct others to solicit, any of the Company's customers or prospective customers (including, but not limited to, those customers or prospective customers with whom the Executive had a business relationship during his / her term of employment) for any purpose or for any activity which is competitive with all or part of the Business of the Company.

         (d) It is understood by and between the parties hereto that the foregoing covenants by the Executive set forth in this Section 9 are essential elements of this Agreement and that, but for the agreement of the Executive to comply with such covenants, the Company would not have entered into this Agreement. It is recognized by the Executive that the Company currently operates in, and may continue to expand its operations throughout, the geographical territories referred to in Section 9(a) above. The


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


Company and the Executive have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants.

10.  REMEDIES
     --------

         (a) Without intending to limit the remedies available to the Company, it is mutually understood and agreed that the Executive's services are of a special, unique, unusual, extraordinary and intellectual character giving them a peculiar value, the loss of which may not be reasonably or adequately compensated in damages in an action at law, and, therefore, in the event of any material breach by the Executive that continues after any applicable cure period, the Company shall be entitled to equitable relief by way of injunction or otherwise.

         (b) The covenants of Section 8 shall be construed as independent of any other provisions contained in this Agreement and shall be enforceable as aforesaid notwithstanding the existence of any claim or cause of action of the Executive against the Company, whether based on this Agreement or otherwise. In the event that any of the provisions of Sections 8 or 9 hereof should ever be adjudicated to exceed the time, geographic, product/service or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in any such jurisdiction to the maximum time, geographic, product/service or other limitations permitted by applicable law.

11.  COMPLIANCE WITH OTHER AGREEMENTS
     --------------------------------

         The Executive represents and warrants to the Company that the execution of this Agreement by him / her and his / her performance of his / her obligations hereunder will not, with or without the giving of notice or the passage of time or both, conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

12.  WAIVERS
     -------

         The waiver by the Company or the Executive of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

13.  BINDING EFFECT; BENEFITS
     ------------------------

         This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal respectives, including any corporation or other business organization with which the Company may merge or consolidate or sell all or substantially all of its assets. Insofar as the Executive is concerned, this contract, being personal, cannot be assigned.

14.  NOTICES
     -------

         All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to the person to whom such notice is to be given at his / her or its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

                  (a)      If to the Executive, to him at:
                           Bruce Newman 24
                           The Chase
                           St. James, NY 11780

                           and

                  (b)      If to the Company, to it at:
                           Protocall Technologies
                           Incorporated 47 Mall Drive
                           Commack, New York 11725



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                           with a copy to:

                           Greenberg Traurig, LLP
                           The MetLife Building
                           200 Park Avenue, 14th Floor
                           New York, New York 10166
                           Attention:  Spencer G. Feldman, Esq.

15.  MISCELLANEOUS
     -------------

         (a) This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed, modified, extended or terminated except upon written amendment approved by the Board and executed by a duly authorized officer of the Company.

         (b) The Executive acknowledges that from time to time, the Company may establish, maintain and distribute employee manuals of handbooks or personnel policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement or to create express or implied obligations of any nature to the Executive.

         (c) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         (d) All questions pertaining to the validity, construction, execution and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law principles.

         (e) Any controversy or claim arising from, out of or relating to this Agreement, or the breach hereof (other than controversies or claims arising from, out of or relating to the provisions in Sections 8, 9 and 10), shall be determined by final and binding arbitration in New York, New York, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, by a panel of not less than three (3) arbitrators appointed by the American Arbitration Association. The decision of the arbitrators may be entered and enforced in any court of competent jurisdiction by either the Company or the Executive.

         The parties indicate their acceptance of the foregoing arbitration requirement by initialing below:


     __________________________                      ___________________________
     For the Company                                 Executive


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    PROTOCALL TECHNOLOGIES INCORPORATED


                                    By:    /s/ Peter Greenfield
                                       -----------------------------------------
                                         Name:  Peter Greenfield
                                         Title: Chairman, Protocall Board of
                                                Directors

                                    EXECUTIVE

                                    /s/ Bruce Newman
                                    --------------------------------------------
                                        Bruce Newman



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                                   Schedule A


Years of Employment                 Severance               Resignation Notice
-------------------                 ---------               ------------------

Up to 6 full years                  6 Months                6 Months

6 to 10 full years                  9 Months                9 Months

11 to 15 full years                 12 Months               12 Months

16 full years or greater            24 Months               12 Months



Bruce Newman employment date: 7/12/82